UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 21, 2008

Fiserv, Inc.

(Exact Name of Registrant as Specified in Charter)

Wisconsin	0-14948	39-1506125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 Fiserv Drive, Brookfield, Wisconsin 53045

(Address of Principal Executive Offices, including Zip Code)

(262) 879-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 21, 2008, Denis J. O’Leary joined the board of directors of Fiserv, Inc. He will serve on the audit committee of the board.

Mr. O’Leary, 51, is a consultant in the enterprise technology, financial services, and consumer payments industries both directly, and, since 2006, as a senior advisor to The Boston Consulting Group. He is also a private investor primarily focusing on private, early stage companies. Through early 2003, Mr. O’Leary spent 25 years at J.P. Morgan Chase & Company in various capacities, including director of finance, chief information officer, head of retail branch banking, managing executive of Chase.com/Lab Morgan, and, from 1994 to 2003, Executive Vice President. Since 2003, Mr. O’Leary has served on the board of directors of McAfee, Inc.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is being filed herewith:

Exhibit No.	Description
99.1	Press Release, January 22, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISERV, INC.

Date: January 22, 2008	By:	/s/ Thomas J. Hirsch
Thomas J. Hirsch
Executive Vice President,
Chief Financial Officer,
Treasurer and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated January 22, 2008